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                                                                     EXHIBIT 4.5
                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made this 29th day of May, 1998 by and among Investors Financial Services Corp., a corporation organized under the laws of Delaware (the "Company"), and Alan M. Trager and Carla E. Dearing (collectively the "Company Shareholders").

         WHEREAS, the Company and the Company Shareholders have entered into the Merger Agreement pursuant to which all of the outstanding capital stock of AMT Capital Services, Inc. and all of the outstanding capital stock of AMT Capital Advisers, Inc. will be exchanged for 194,006 shares of Company's Common Stock (the "Company Stock");

         WHEREAS, pursuant to the Merger Agreement, the Company and the Company Shareholders have agreed that a Registration Rights Agreement shall be delivered at the time of the Closing of the Merger Agreement; and

         WHEREAS, the Company wishes to grant, and the Company Shareholders wish to obtain, certain registration rights with respect to certain shares of the Company Stock.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Closing Date" shall have the meaning set forth in the Merger
         Agreement.

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Common Stock, $.01 par value, of the Company (including the associated rights (the "Right") to purchase preferred stock of the Company pursuant to the Company's Rights Agreement), as constituted as of the date of this Agreement.

         "Escrow Agent" shall have the meaning set forth in the Merger
         Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated May 12, 1998, by and among the Company, the Company Shareholders and the other parties named therein, as the same may be amended from time to time.

         "Publication Date" shall mean the date on which the Company publishes financial statements covering a period of not less than 30 days of combined operations of the


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         Company, AMT Capital Services, Inc. and AMT Capital Advisers, Inc.
         following the Closing Date.

         "Registration Expenses" shall mean the expenses so described in Section 5(a).

         "Restricted Stock" shall mean the Company Stock, excluding shares of Company Stock which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them; or (b) have been sold pursuant to Rule 144 under the Securities Act; or (c) are delivered to the Escrow Agent on the Closing Date pursuant to the Merger Agreement, being 18,938 shares of Common Stock.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean the expenses so described in Section
         5(a).

         Capitalized terms not herein defined shall have the meanings ascribed thereto in the Merger Agreement.

         2. Restrictive Legend. Each certificate representing Company Stock shall, except as otherwise provided herein, be stamped or otherwise imprinted with a legend substantially in the following form:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION; (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION OR (iii) THE CORPORATION IS OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY __, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws or if such securities have been sold pursuant to Rule 144 or an effective registration statement.

         3. Registration. Not later than 30 days following the Closing Date, the Company will file a registration statement under the Securities Act on an appropriate form (which shall be Form S-3, if available) with respect to all of the Restricted Stock and the Company shall use its best efforts to cause such registration statement to become effective as soon as possible following the filing thereof, but in no



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event sooner than the Publication Date. Such registration shall cover the resale of such shares of the Restricted Stock in the public market in brokers' transactions or transactions with market makers, or in privately negotiated transactions, but in no event will it apply to an underwritten public offering of the Restricted Stock. Company Shareholders undertake in connection therewith to provide in a timely manner all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain the acceleration of the effective date of the registration statement. The Company shall use its best efforts to keep such registration statement effective for a period ending on the earlier of the sale of all Restricted Stock covered thereby or June 1, 2000.

                  4. Registration Procedures. If and whenever the Company is required by the provisions of Section 3 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3 above;

                  (b) furnish to each seller of Restricted Stock such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (c) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                  (d) use its best efforts to list the Restricted Stock (but not including the Rights) covered by such registration statement subject to quotation on the Nasdaq National Market; and

                  (e) notify each seller of Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  In connection with the registration of Restricted Stock hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws.

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         5. Expenses; Indemnification.

               (a) All expenses incurred by the Company in complying with Sections 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "Registration Expenses." All brokerage commission and expenses, underwriting discounts, commissions and expenses and the fees and disbursements of Company Shareholders' counsel and accountants are called "Selling Expenses."

               The Company will pay all Registration Expenses in connection with the registration statement under Section 3. All Selling Expenses in connection with the registration statement under Section 3 shall be borne by the participating Company Shareholders in proportion to the number of shares sold by each.

               (b) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 3 hereof, the Company agrees to indemnify and hold each Company Shareholder and each person, if any, who controls any Company Shareholder within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such shares of Restricted Stock (including any documents incorporated therein by reference), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in any case, at the time it became effective under the Securities Act, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates effective pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Paragraph 5(b) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Restricted Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by any Company Shareholder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

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                  (c) In connection with the registration of the Restricted
Stock under the Securities Act pursuant to Section 3 hereof, each of the Company Shareholders, severally and jointly, agrees in the same manner and to the same extent as set forth in Paragraph 5(b) of this Agreement to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such Company Shareholder specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

                  (d) Each party indemnified under Paragraph 5(b) or (c) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Paragraph 5(b) or (c) of this Agreement, unless the indemnifying party was prejudiced by such omission, and only to the extent so prejudiced. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Paragraph 5(b) or (c) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (e) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, the Company and each Company Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each Company Shareholder, severally, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  6. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

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               7. Rule 144 Reporting. With a view to making available to the
Company Shareholders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144"), the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each holder of Company Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144.

               9. Miscellaneous.

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), provided that such transferee executes a counterpart signature page to the Agreement in a form acceptable to the Company, whether so expressed or not, provided further that no holder or transferee of Common Stock which has ceased to be Restricted Stock shall have the benefit of the covenants and agreements in this Agreement with respect to such Common Stock.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in accordance with the notification requirements set forth in the Merger Agreement:

               (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

               (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock.

               (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (f) Notwithstanding anything herein to the contrary, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days and, by notice to the holders of Restricted Stock, the Company may immediately suspend sales at any time under the registration statement, if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed; provided, however, that if such registration shall be so suspended, the period of time for which the Company is obligated to keep such registration statement effective shall be extended for a like period of time.

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               (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

               WHEREFORE, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                              INVESTORS FINANCIAL SERVICES, CORP.



                              By:  /s/Kevin J. Sheehan
                                   -------------------------------------
                                   Kevin J. Sheehan
                                   President and Chief Executive Officer


                              COMPANY SHARHOLDERS:


                              /s/Alan M. Trager
                              -------------------------------------
                              Alan M. Trager



                              /s/Carla E. Dearing
                              -------------------------------------
                              Carla E. Dearing